AMERICAN ELECTRIC POWER SYSTEM
EXCESS BENEFIT PLAN

(As Amended and Restated as of January 1, 2008)

ARTICLE I
Purposes and Effective Date

1.1           Purpose.  The American Electric Power System Excess Benefit Plan is maintained to provide Supplemental Retirement Benefits for eligible employees whose retirement benefits from the Retirement Plan (as defined below) are restricted due to limitations imposed by provisions of the Internal Revenue Code or who are entitled to Supplemental Retirement Benefits under the terms of an employment agreement between the eligible employee and an Associated Company.

1.2           Effective Date.  The original effective date of this Plan was January 1, 1990, and the effective date of the changes made by this amended and restated Plan document is January 1, 2008, unless otherwise specified.

ARTICLE II
Definitions

The following terms shall have the meanings set forth in this Article II.  Any undefined capitalized term in this Plan shall have the meaning set forth in the Retirement Plan.

2.1           “Accredited Service” means the period of time taken into account under the terms of the Retirement Plan for the purpose of computing a Retirement Plan benefit under the Final Average Pay Formula.

2.2           “Actuarial Equivalence” or “Actuarially Equivalent” will be determined using the assumptions and methods that are used in connection with the Cash Balance Formula under the Retirement Plan, regardless of whether the benefits under this Plan are determined under the Cash Balance Formula.

2.3           “Base Compensation” means a Participant's regular base salary or base wage Earned through the date of the termination of employment of the Participant with the Associated Companies.  Base Compensation shall be determined (i) without adjustment for any salary or wage elections made pursuant to Sections 125 (regarding cafeteria plans, including pre-tax contributions for premiums and flexible spending accounts) and 402(e)(3) (regarding elective deferrals, including before-tax contributions under a Section 401(k) retirement savings plan) of the Code, (ii) without reduction for any contributions to the Supplemental Savings Plan; and (iii) excluding bonuses (such as, but not limited to, project bonuses and sign-on bonuses), compensation paid pursuant to the terms of an annual compensation plan, performance pay awards, severance pay, relocation payments, or any other form of additional compensation that is not part of regular base salary or base wage.

2.4           “Beneficiary” means the person or entity designated in accordance with the provisions of Section 7.3, to receive the distribution of death benefits provided for in Article VII.

2.5           “Cash Balance Formula” means the formula under the Retirement Plan by which Participants accrue benefits through credits to his or her Cash Balance Account (as defined in the Retirement Plan).  The Cash Balance Formula is effective for Plan Years commencing after December 31, 2000.

2.6           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7           “Committee” means for the period ending May 26, 2004, the Employee Benefit Trusts Committee of the Company. Effective beginning May 27, 2004, the Committee shall be the committee designated by the Company (or by a person duly authorized to act on behalf of the Company) as responsible for the administration of the Plan.

2.8           “Company” means the American Electric Power Service Corporation.

2.9           “Corporation” means the American Electric Power Company, Inc., a New York corporation, and its affiliates and subsidiaries.

2.10           “Determination Date” means the first day of the month immediately following the Participant's Termination.

2.11           “Earned”

(a)	when referring to Base Compensation and Premium Pay, means the date such amount is paid, and

(b)	when referring to Incentive Compensation, means

(i)
for purposes of the Cash Balance Formula, the date such amount is paid or such earlier date it would have been paid by an Associated Company if the payment had not been effectively deferred according to the terms of the American Electric Power System Incentive Compensation Deferral Plan or such other applicable plan or agreement; or

(ii)
for purposes of the Final Average Pay Formula, the Incentive Compensation shall be considered Earned in equal monthly installments during the applicable period of the calendar year for which the awarded amount had been calculated, without regard to when such amount is paid, provided that the amount ultimately becomes payable to the Participant.

2.12           “Employee” means such persons employed by an Associated Company who are designated in the records of the Associated Company in a classification that is eligible to participate in the Retirement Plan.

2.13           “Employment Contract” means an agreement between an Associated Company and an Employee that provides the Employee with a non-qualified retirement benefit attributable to this Plan.

2.14           “ERISA” means the Employee Retirement Income Security Act of 1974 as amended from time to time.

2.15           “Final Average Pay Formula” means the formula designated as the final average pay formula by the Retirement Plan and by which Participants accrue normal retirement benefits by taking into account the Participant’s Accredited Service, average annual earnings and such other factors as are set forth in the Retirement Plan.

2.16           “First Date Available” or “FDA” means (a) with respect to a Participant who is a Key Employee as of the date of such Participant’s Termination, the first day of the month next following the date that is six (6) months after the Participant’s Termination; and (b) with respect to all other Participants, the first day of the month next following the Participant’s Termination.

2.17           “HR Committee” means the Human Resources Committee of the board of directors of the Corporation (or any successor to such committee).

2.18           “Incentive Compensation” means incentive compensation Earned pursuant to the terms of an annual incentive compensation plan, provided that Incentive Compensation shall not include non-annual bonuses (such as but not limited to project bonuses and sign-on bonuses and amounts earned under a long-term incentive plan), severance pay, relocation payments, or any other form of additional compensation that is not considered to be part of Base Compensation.

2.19           “Key Employee” means a Participant who is classified as a “specified employee” at the time of Termination in accordance with policies adopted by the HR Committee in order to comply with the requirements of Section 409A(a)(2)(B)(i) of the Code and the guidance issued thereunder.

2.20           “Maximum Benefit” means the vested retirement benefit payable from the Retirement Plan under either the Final Average Pay Formula or the Cash Balance Formula, as provided in Article IV and as calculated based upon the Participant’s marital status, Beneficiary, credited service, and earnings for services rendered to the Company, to the extent such are permitted by the Code and the Retirement Plan to be taken into account under the Final Average Pay Formula or the Cash Balance Formula, as applicable.

2.21           “Maximum Disability Period” means the last date any disability benefits may become payable under the terms of the American Electric Power System Long-Term Disability Plan in effect as of the later of December 31, 2008 or the last day on which the Participant’s initial payment election may be made in accordance with Section 6.3.

2.22           “Next Date Available” or “NDA” means the July 1 of the calendar year immediately following the calendar year in which falls the Participant’s Termination.

2.23           “Participant” means any exempt salaried Employee of an Associated Company who has entered the Plan in accordance with Article III of this Plan and has accrued a benefit under the Plan.

2.24           “Associated Company” means the Company and those of its subsidiaries and affiliates of the Corporation who are considered an “Associated Company” as defined under the Retirement Plan.

2.25           “Plan” means this American Electric Power System Excess Benefit Plan, as amended or restated from time to time.

2.26           “Plan Year” means the calendar year commencing each January 1 and ending each December 31.

2.27           “Premium Pay” means overtime pay and shift differential pay that is Earned during the relevant time period, but that is not a part of the Participant’s Base Compensation or Incentive Compensation.

2.28           “Present Value” means the current value of a future payment or future stream of payments, calculated using the Applicable Mortality Table and Applicable Interest Rate.

2.29           “Retirement Date” means the date the Participant terminates employment with all Associated Companies after the Participant has attained age 55 and completed at least five years of service with the Associated Companies.

2.30           “Retirement Plan” means the American Electric Power System Retirement Plan, as amended from time to time.

2.31           “Supplemental Retirement Benefit” means the basic retirement benefit determined under Article IV of this Plan.

2.32           “Supplemental Savings Plan” means the American Electric Power System Supplemental Retirement Savings Plan, as amended from time to time.

2.33           “Termination” means termination of employment with the Company and its subsidiaries and affiliates for any reason; provided that effective with respect to Participants whose employment terminates on or after January 1, 2005, determinations as to the circumstances that will be considered a Termination (including a disability and leave of absence) shall be made in a manner consistent with the written policies adopted by the HR Committee from time to time to the extent such policies are consistent with the requirements imposed under Code 409A(a)(2)(A)(i).

2.34           “Unrestricted Benefit” means the vested retirement benefit that would be payable from the Retirement Plan under either the Final Average Pay Formula or the Cash Balance Formula, as described in Article IV, assuming Sections 401(a)(17) (Compensation Limit) and 415 (Limitation on Benefits) of the Code are not applicable.  The calculation of the Unrestricted Benefit also shall take into account other adjustments specified in an Employment Contract.

ARTICLE III
Participation in the Plan

3.1           Eligibility.  All exempt salaried Employees of an Associated Company shall be eligible to participate in this Plan so long as such Employee is either (A) entitled to a Supplemental Retirement Benefit under the terms of an Employment Contract, or (B) both (1) a participant in the Retirement Plan, and (2) satisfies one of the following conditions below:

(a)	The Employee’s Base Compensation for the current or any prior Plan Year exceeds the limitation of Section 401(a)(17) of the Code,

(b)	The Employee was a Participant in this Plan as of December 31, 2000,

(c)
The Employee’s Base Compensation plus Incentive Compensation plus Premium Pay for the current or any prior Plan Year (that begins on or after January 1, 2000, in that such amounts were taken into account for the calendar year 2000 in calculating the opening balance for Participants under the Cash Balance Formula) exceeds the limitation of Section 401(a)(17) of the Code, or

(d)	Otherwise becomes entitled to a benefit under Article V of this Plan.

Additionally, an eligible Employee may become a Participant if he or she is designated to be a Participant by the Committee.  All such eligibility determinations generally shall be made by December 31 of each year or such other time as set forth in an Employee Contract.

3.2           Duration.  An Employee who becomes a Participant shall continue to be a Participant until his or her Termination or the date he or she is no longer entitled to receive a Supplemental Retirement Benefit under this Plan.

ARTICLE IV
Benefits

4.1           General Benefits.  Upon a Participant's Termination, the Participant shall be entitled to a Supplemental Retirement Benefit calculated as of the Participant’s Determination Date, as determined under this Article IV, to the extent vested, to be paid at the time and in the form determined in accordance with Article VI of this Plan.  Except as otherwise specified in Article X, a Participant’s Supplemental Retirement Benefit shall become vested at the same time and to the same extent as may be provided under the terms of the Retirement Plan.  Notwithstanding the foregoing, the amount, calculation methodology, or vesting of a Participant’s Supplemental Retirement Benefit may be reduced or otherwise modified in the manner described in an Employment Contract.  Additionally, if the Committee determines that a Participant has incurred a liability to, or otherwise damaged, the Corporation, the Company or any Associated Company, the Committee shall have the authority and power, in its sole discretion, to reduce any portion or all of the amounts that might otherwise become payable to such Participant under the terms of this Plan by the amount of such liability or damage, as reasonably determined by the Committee.

4.2           Calculation Methodology.  For purposes of calculating the Supplemental Retirement Benefit under Section 4.3 or 4.4 of this Plan, the following rules shall apply.  To the extent a Participant’s form of benefit under Article VI is a lump sum or installments, this calculation shall be based on the lump sum of the Unrestricted Benefit and Maximum Benefit.  To the extent a Participant’s form of benefit under Article VI is an annuity, this calculation shall be based on the single life annuity of the Unrestricted Benefit and Maximum Benefit.  If a Participant’s form of benefit under Article VI is a combination lump sum distribution and life annuity [as set forth in Section 6.2(b)(5)], both calculations shall be made and the appropriate elected percentage applied to each.

4.3           Amount of Benefit for Final Average Pay Participants.  A Participant in this Plan whose Retirement Plan benefit takes into account the Final Average Pay Formula shall be entitled to receive a benefit equal to the excess (if any) of the benefit determined under paragraph (a) below over the benefit determined under paragraph (b) below.

(a)
The greater of (i) if the Participant’s Base Compensation for the current or any prior Plan Year exceeds the limitation of Section 401(a)(17) of the Code, the Unrestricted Benefit calculated (A) using the Final Average Pay Formula and (B) based upon the sum of the rate of the Participant’s Base Compensation (as determined from month to month) and Earned Incentive Compensation, or (ii) the Unrestricted Benefit calculated (A) using the Cash Balance Formula and (B) based upon the sum of the Participant’s Earned Base Compensation, Earned Incentive Compensation, and Earned Premium Pay; provided however, that

(1)	such calculation shall not take into account any amounts Earned with respect to any period after the date of the Participant’s Termination with all Associated Companies; and

(2)
with regard to Participants who have an annual incentive opportunity in excess of 250% of Base Compensation for the Plan Year in which the Incentive Compensation is Earned (per Section 2.11(b)(ii)), the amount of Incentive Compensation that will be considered Earned with respect to that Plan Year for purposes of Section 4.3(a)(i) shall not exceed 100% of the highest annualized rate of the Employee’s Base Compensation that was in effect with respect to that Employee at any time during that Plan Year; provided, however, that this limitation shall not apply to the extent of any Incentive Compensation provided through the American Electric Power System Senior Officer Incentive Plan; and

(3)
for purposes of Section 4.3(a)(ii), the sum of compensation shall be limited to the greater of $1,000,000 or 200% of the Participant’s annualized rate of Base Compensation in effect on the last day of the Plan Year (or, if earlier, the date of Termination).

(b)	The greater of (1) the Maximum Benefit calculated using the Final Average Pay Formula, or (2) the Maximum Benefit calculated using the Cash Balance Formula.

4.4           Amount of Benefit for Cash Balance Participants.  A Participant in this Plan whose Retirement Plan benefit takes into account only the Cash Balance Formula shall be entitled to receive a benefit equal to the excess (if any) of the benefit calculated under paragraph (a) below over the benefit calculated under paragraph (b) below.

(a)
The Unrestricted Benefit calculated (A) using the Cash Balance Formula and (B) based upon the sum of the Participant’s Earned Base Compensation, Earned Incentive Compensation, and Earned Premium Pay.  This sum shall be limited to the greater of $1,000,000 or 200% of the Participant’s annualized rate of Base Compensation in effect on the last day of the Plan Year (or, if earlier, the date of Termination).

(b)	The Maximum Benefit, calculated using the Cash Balance Formula.

4.5           Disability Accruals.  Notwithstanding anything in the Plan to the contrary, if a Participant incurs a disability (under the terms of the Retirement Plan), the Participant may continue to accrue a benefit under this Plan from the date of such disability through the Maximum Disability Period to the extent the Participant is receiving such disability accruals under the Retirement Plan, as paid in accordance with Section 6.6.

4.6           Adjustments to Supplemental Retirement Benefit.

(a)
The amount of a Participant’s Supplemental Retirement Benefit shall be reduced or otherwise modified in the manner described in an Employment Contract (e.g., by any qualified or non-qualified retirement benefits the Participant may be entitled to receive from one or more prior employers).

(b)
If the Participant’s Unrestricted Benefit under Section 4.3(a) was the amount payable under the Final Average Pay Formula, the following shall apply as of the date Incentive Compensation is awarded to the Participant, to the extent such Incentive Compensation is attributable to the calendar year that includes the Participant’s date of Termination:

(1)
The Participant’s Determination Date Supplemental Retirement Benefit shall be recalculated to take into account the amount of such Incentive Compensation that is considered Earned during the period ending on such Participant’s Termination Date; then

(2)
The amount(s) payable to the Participant in accordance with the payment schedule applicable to the Participant as set forth in Section 6.2 shall be increased to reflect the Supplemental Retirement Benefit as recalculated pursuant to paragraph (1); and

(3)
To the extent the adjustment to the amount(s) payable to the Participant pursuant to paragraph (2) relates to any amount that had already been paid to the Participant under the applicable payment schedule, the amount of the increase of each such payment shall receive interest credits at the interest rate then being credited for the Cash Balance Formula from the date such original payment had been made through the date of the recalculation, and the aggregate amount of the increases, plus interest, shall be paid in a single sum as soon as administratively practicable.

4.7           Freeze of Benefits.  No Participant shall accrue any additional Maximum Benefit or Unrestricted Benefit under the Final Average Pay Formula after December 31, 2010.

ARTICLE V
Enhanced Vested Lump Sum Benefit

5.1           Severance Benefit.  The benefits set forth in this Article V shall be treated as a severance benefit under ERISA.

5.2           Eligibility.  An Employee who incurs a Termination before age 55 due to a restructuring, consolidation, or downsizing of the Corporation shall be eligible for a special benefit under this Article V if he or she, at the time of Termination, (i) has completed 25 or more years of Accredited Service under the Retirement Plan, or (ii) has attained age 50 and has completed 10 or more years of Accredited Service under the terms of the Retirement Plan.

5.3           Enhanced Supplemental Plan Benefit.

(a)
If (i) a Participant described in Section 5.2 has Base Compensation in excess of the limitation under Section 401(a)(17) of the Code for any current or prior Plan Year, (ii) such Participant is entitled to a Supplemental Retirement Benefit calculated under Section 4.3, and (iii) such Participant elects to receive at least some portion of his or her Supplemental Retirement Benefit in the form of an annuity, the Participant shall receive an enhanced vested lump sum benefit equal to the Annuity Portion of the Present Value of the excess (if any) of the benefit determined under paragraph (1) below over the benefit determined under paragraph (2) below, calculated as of the Determination Date.

(1)
The Participant’s monthly Unrestricted Benefit calculated as a single life annuity under the Final Average Pay Formula using the early retirement reduction factors from age 65 to age 55 and, if necessary, calculated with a full actuarial reduction from age 55 to the Determination Date, reduced by (but not to an amount less than zero) the Participant’s monthly Unrestricted Benefit calculated under Section 4.3(a).

(2)
The Participant’s monthly Maximum Benefit calculated as a single life annuity under the Final Average Pay Formula with a full actuarial reduction from age 65 to the Determination Date, reduced by (but not to an amount less than zero) the Participant’s monthly Maximum Benefit calculated under Section 4.3(b).

(b)
For purposes of this Section 5.3, the term “Annuity Portion” means the percentage of the Participant’s Supplemental Retirement Benefit that the Participant has elected under Article VI to receive in the form of an annuity.

(c)
The special benefit payable hereunder shall be payable in a lump sum as soon as practicable after the annuity benefit under this Plan commences as provided under Article VI.  The amount of the lump sum shall be credited with interest at the rate at which Interest Credits are applied under the Retirement Plan from the Determination Date to the date such lump sum is distributed.  If the Participant dies before the date of payment and the Participant’s Spouse is the Participant’s sole Beneficiary, then the Participant’s Beneficiary will receive the lump sum payable under this Section 5.3 as soon as practicable after the Participant’s death.

ARTICLE VI
Payment of Vested Supplemental Retirement Benefits

6.1           Determination of Supplemental Retirement Benefit.  Upon a Participant’s Termination for any reason other than the Participant’s death, the Participant’s Supplemental Retirement Benefit shall be calculated as of the Participant’s Determination Date, shall be adjusted in the manner described in Section 4.6, and, to the extent vested, distributed to the Participant in the manner described in Section 6.2.  If the Supplemental Retirement Benefit is payable in the form of a lump sum or installments, any unpaid balance shall be credited with interest at the rate at which Interest Credits are applied under the Retirement Plan from the Determination Date until the date of payment.

6.2           General Timing of Payment.  A Participant generally is entitled to receive a Supplemental Retirement Benefit upon Termination (or, in a manner specified in an Employment Contract to the extent compliant with Code Section 409A so as to prevent the participant from incurring current federal income tax penalties under Code Section 409A).  Payment generally will be made at the following times and in the following forms, as specified in a Participant’s payment election as provided under this Article VI.

(a)
Elections with Determination Dates On or Before December 1, 2007.  Effective with respect to distribution election forms with Determination Dates on or before December 1, 2007, the forms of distribution available to each Participant shall be limited to the following:

(1)	A single lump sum distribution

(a)         as of the First Date Available; or

(b)         as of the Next Date Available; or

(c)         as of the fifth anniversary of the First Date Available; or

(d)         as of the fifth anniversary of the Next Date Available; or

(2)       In five (5) annual installments commencing

(a)         as of the First Date Available; or

(b)         as of the Next Date Available; or

(c)         as of the fifth anniversary of the First Date Available; or

(d)         as of the fifth anniversary of the Next Date Available; or

(3)       In ten (10) annual installments commencing

(a)         as of the First Date Available; or

(b)         as of the Next Date Available;

(4)
As a single life annuity commencing on the First Date Available, or any Actuarially Equivalent “life annuity,” as described in Treasury Regulation 1.409A-2(b)(ii) and as available as an annuity option under the Retirement Plan, but excluding any pop-up feature or level income option under the Retirement Plan.

(5)	A combination of a 50% monthly annuity and a 50% lump sum distribution, payable beginning on the First Date Available.

(b)        Elections with Determination Dates After December 1, 2007.

(1)	A single lump sum distribution

(a)         as of the First Date Available; or

(b)         as of the Next Date Available; or

(c)         as of the fifth anniversary of the First Date Available; or

(d)         as of the fifth anniversary of the Next Date Available; or

(2)       In five (5) annual installments commencing

(a)         as of the First Date Available; or

(b)         as of the Next Date Available; or

(c)         as of the fifth anniversary of the First Date Available; or

(d)         as of the fifth anniversary of the Next Date Available; or

(3)       In ten (10) annual installments commencing

(a)         as of the First Date Available; or

(b)         as of the Next Date Available;

(4)
As a single life annuity commencing on the First Date Available, or any Actuarially Equivalent “life annuity,” as described in Treasury Regulation 1.409A-2(b)(ii) and as available as an annuity option under the Retirement Plan, but excluding any pop-up feature or level income option under the Retirement Plan;

(5)
Effective with respect to distribution election forms applicable to Determination Dates on or after January 1, 2009, a combination lump sum distribution and “life annuity” [as described in paragraph (b)(4), above] commencing as of the First Date Available, allocated in one of the following proportions:

(a)         25% as a lump sum distribution and 75% as a life annuity;

(b)         50% as a lump sum distribution and 50% as a life annuity; or

(c)         75% as a lump sum distribution and 25% as a life annuity.

(c)           Surviving Spouse Benefit.  Notwithstanding the foregoing, the calculation of any annuity shall be enhanced if (1) a Participant is at least age 55 with five (5) years of service at the time of Termination, (2) has been married continuously to his or her Spouse throughout the one-year period ending on the Determination Date, (3) the Participant elected to receive at least a portion of his or her Supplemental Retirement Benefit in the form of an annuity, and (4) the Participant’s Final Average Pay Formula provided the greater benefit under Section 4.3(a).  The enhanced benefit shall be calculated to provide a fully-subsidized 30% survivor annuity, known as the “Surviving Spouse Benefit,” with respect to the percentage of the Participant’s Supplemental Retirement Benefit that the Participant has elected under Article VI to receive in the form of an annuity, and shall be determined in the same manner as is set forth under the Retirement Plan.

(d)           Key Employees.  Notwithstanding the foregoing, with respect to any Participant who is a Key Employee, to the extent that any payments otherwise would have been made in the form of an annuity before the First Date Available, such payments shall be aggregated and paid on the First Date Available.

6.3           Participant Elections.  Each Participant in the Plan may make an election as to the time and form of payment of his or her Supplemental Retirement Benefit, as provided in Section 6.2.  Participants must make such an election in accordance with the following deadlines.

(a)
Generally.  Except as otherwise provided in this Plan, a Participant must make his or her payment election by December 31 of the calendar year before the calendar year in which he or she first becomes a Participant in this Plan.

(b)
Newly Eligible Participants.  If an individual first becomes a Participant during a calendar year, and the Participant has not previously become a Participant in another plan that is required to be aggregated with this Plan under Treasury Regulation Section 1.409A-1(c)(2) or other guidance under Section 409A of the Code, the Participant may make an election by no later than the 30th day after becoming a Participant in the Plan.

(c)
Excess Benefit Plan Participants.  If an individual first becomes a Participant on or after January 1, 2005, and participation in this Plan is considered participation in an “excess benefit plan,” the Participant may make an election no later than the 30th day after the last day of the first calendar year in which the Participant satisfied the requirements to become a Participant, provided that such individual has neither an accrued benefit nor been allocated any deferral under any other excess benefit plan.  For this purpose, the term “excess benefit plan” means all nonqualified deferred compensation plans in which the individual participates, to the extent such plans do not provide for an election between the current compensation and deferred compensation and solely provide deferred compensation equal to the excess of the benefits the individual would have accrued under a qualified employer plan in which the individual also participates, in the absence of one or more of the limits incorporated into the plan to reflect one or more of the limits on contributions or benefits applicable to the qualified employer plan under the Code, over the benefits the individual actually accrues under the qualified employer plan, as described in Treasury Regulation Section 1.409A-2(a)(7)(iii).

(d)
Actuarially Equivalent Life Annuities.  A Participant who elected an annuity option described in Section 6.2(b)(4) or (5) of this Plan may make an irrevocable election within 60 days after the Determination Date to receive his or her benefits in the form of any other annuity option available under Section 6.2(b)(4) or (5) of this Plan.  If the Participant fails to make a timely election as to the form of annuity, the Participant shall be deemed to have selected a 100% joint and survivor annuity with the Participant’s Beneficiary as the survivor annuitant.

(e)
Default.  If a Participant fails to make an initial payment election in the times provided in this Section 6.3, the Participant shall be deemed to have elected to receive payment of his or her Supplemental Retirement Benefit in a lump sum on the First Date Available.

(f)	Examples.

(1)
If an individual’s Employment Contract is effective May 31, 2009, and the Employment Contract provides that the Participant will receive a Supplemental Retirement Benefit in a manner that causes this Plan not to be considered an Plan for that Participant, the Participant must make a payment election by June 30, 2009.

(2)
If an Employee is designated a Participant in 2009 because his or her compensation exceeded the limit under Section 401(a)(17) of the Code as of October 31, 2009, the Participant generally may make such an election by January 30, 2010.

(3)
A Participant made an election within 30 days of becoming eligible to participate in this Plan to receive his or her benefits in the form of a single life annuity under Section 6.2(b)(4).  The Participant expects to retire June 30, 2012.  At a reasonable time before the Determination Date, the Participant may make an election to receive an actuarially equivalent joint and survivor annuity, excluding any pop-up feature or level income option under the Retirement Plan.

    6.4           Rehired Employees.  An Employee whose employment is Terminated and then subsequently hired as an Employee of an Associated Company may become a Participant in this Plan and accrue a Supplemental Retirement Benefit attributable to the Employee’s period of service after such rehire date only if and when the Employee thereafter becomes a Participant under Article III.  The time and form of payment of any such rehired Participant will be governed by the elections of the Participant that had become effective with the Employer during his or her prior employment with the Employer, including elections made under the Central and South West System Special Executive Retirement Plan or any other Plan sponsored by the Employer, but in no event will the benefit become payable earlier than the First Date Available.

6.5           Changes to Time and Form of Payment.  A Participant will not be permitted to change the form of payment of his or her Supplemental Retirement Benefit unless (a) such election does not take effect until at least 12 months after the date on which the election is made, (b) in the case of an election related to payment not due to the Participant’s Disability or death, the first payment with respect to which such new election is effective is deferred for a period of not less than five (5) years from the date such payment would otherwise have been made, and (c) any election related to a payment based upon a specific time or pursuant to a fixed schedule may not be made less than 12 months prior to the date of Termination; provided, however, that the selection of an annuity payment among actuarially equivalent annuity payments shall not be considered a change to the form of payment for purposes of applying the restrictions and clauses in Section 6.2 or 6.5.

Notwithstanding the preceding paragraph of this Section 6.5, a Participant may change an election with respect to the time and form of payment of a Supplemental Retirement Benefit, without regard to the restrictions imposed under the preceding paragraph, on or before December 31, 2008; provided that such election (a) applies only to amounts that would not otherwise be payable in the calendar year in which such election is made, and (b) shall not cause an amount to be paid in the calendar year in which the election is made that would not would otherwise be payable in such year.

6.6           Disability Payments.  If a Participant incurs a disability that results in a Termination, the payment(s) of any accruals through such Termination will be governed by Section 6.2.  A Participant who is receiving disability accruals under Section 4.5 after Termination shall receive payment of the Supplemental Retirement Benefits accrued after Termination in a lump sum as soon as practicable after the Maximum Disability Period.

6.7           Cash-Outs.  Notwithstanding any election made under this Plan,

(a)
if the Participant’s Supplemental Retirement Benefit has a value of $10,000 or less on the Participant’s First Date Available, the Committee may require that the full value of the Participant’s Supplemental Retirement Benefit be distributed as of the First Date Available in a single, lump sum distribution regardless of the form elected by such Participant, provided that such payment is consistent with the limited cash-out right described in Treasury Regulation Section 1.409A-3(j)(4)(v) or other guidance of the Code in that the payment results in the termination and liquidation of the entirety of the Participant’s interest under each nonqualified deferred compensation plan (including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation 1.409A-1(c)(2) or other guidance of the Code) that is associated with this Plan; and the total payment with respect to any such single nonqualified deferred compensation plan is not greater than the applicable dollar amount under Code Section 402(g)(1)(B).  Provided, however,

(b)
Payment to a Participant under any provision of this Plan will be delayed at any time that the Committee reasonably anticipates that the making of such payment will violate Federal securities laws or other applicable law; provided however, that any payments so delayed shall be paid at the earliest date at which the Committee reasonably anticipates that the making of such payment will not cause such violation.

ARTICLE VII
Death Benefits

7.1           Death of Participant Before Determination Date.  Upon the death of a Participant prior to the Participant's Determination Date, the Participant’s Beneficiary shall be entitled to a supplemental death benefit as follows:

(a)
Calculation Methodology.  Except as otherwise set forth herein, the death benefits payable under Section 7.1 of this Plan shall be calculated using the applicable methodology and subject to all limitations as provided in Article IV as of the first day of the month immediately following the Participant’s death.

(b)	Amount.

(1)
If either (i) the Participant’s Beneficiary is not his or her Spouse or (ii) the Participant’s Supplemental Retirement Benefit does not take into account the Final Average Pay Formula under Section 4.3(a)(i), the amount of the benefit under this Section 7.1 is the amount equal to the excess (if any) of.

(a)	The Unrestricted Benefit with respect to the Participant calculated using the Cash Balance Formula; over

(b)	The Maximum Benefit with respect to the Participant calculated using the Cash Balance Formula.

(2)
If both (i) the Participant’s Beneficiary is his or her Spouse and (ii) the Participant’s Supplemental Retirement Benefit takes into account the Final Average Pay Formula under Section 4.3(a)(i), the benefit under this Section 7.1 is the amount equal to the excess (if any) of:

(a)
the greater of the Unrestricted Benefit with respect to the Participant calculated using the Cash Balance Formula or the pre-retirement survivor annuity calculated from the Unrestricted Benefit using the Final Average Pay Formula; over

(b)
the greater of the Maximum Benefit with respect to the Participant calculated using the Cash Balance Formula or the pre-retirement survivor annuity calculated from the Maximum Benefit using the Final Average Pay Formula.

(c)
Form.  The death benefit under this Section 7.1 shall be paid in the same form applicable to the Participant in accordance with the provisions of Article VI as of the date of the Participant’s death; provided to the extent that the distribution would be in the form of an annuity, the death benefit shall be paid to the Beneficiary in the form of a single life annuity.

(d)	Timing. The death benefit under this Section 7.1 shall commence within 90 days after the Committee has made a final determination identifying the Participant’s Beneficiary.

7.2           Death of Participant After the Determination Date.  Upon the death of the Participant after the Determination Date, the Participant’s Beneficiary or Beneficiaries shall receive the balance, if any, of the distributions payable under the form of distribution then in effect with respect to the Participant.  If the Beneficiary is receiving benefits, the Beneficiary shall be entitled to designate a beneficiary for benefits payable upon the death of the Beneficiary.

7.3           Beneficiary Designation.  Each Participant (or Beneficiary) may designate a Beneficiary or Beneficiaries who shall receive the benefits payable under this Plan following the death of the Participant.  Any designation, or change or rescission of a beneficiary designation shall be made by the Participant’s completion, signature and submission to the Committee of the appropriate beneficiary designation form prescribed by the Committee.  A beneficiary designation form shall take effect as of the date the form is signed, provided that the Committee receives it before taking any action or making any payment to another Beneficiary named in accordance with this Plan and any procedures implemented by the Committee.  If any payment is made or other action is taken before the Committee receives a beneficiary designation form, any changes made on a form received thereafter will not be given any effect.  If a Participant (or Beneficiary) fails to designate a Beneficiary, or if all Beneficiaries named by the Participant (or Beneficiary) do not survive the Participant (or Beneficiary), the Participant’s (or Beneficiary’s) benefit will be paid to the Participant’s Beneficiary or Beneficiaries as determined under the terms of the Retirement Plan as of the date of the Participant’s death, but no later than the latest benefit commencement date with respect to the Participant under the Retirement Plan.  The designation by a Participant of the Participant’s spouse as a Beneficiary shall be considered automatically revoked as to that spouse upon the legal termination of the Participant’s marriage to that spouse unless a qualified domestic relations order that provides otherwise is received by the Committee a reasonable time before the benefits commence.

ARTICLE VIII
Administration

8.1           Authority of Committee.  The Committee shall administer this Plan.  The Committee shall have the full power, authority and discretion to interpret this Plan and to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, but not limited to, procedures for submitting distribution election forms and the designation of beneficiaries), and all such interpretations, rules and regulations shall be conclusive and binding on all Participants.

8.2           Ability of Committee to Delegate Authority.  The Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Committee determines, in its sole discretion, may be necessary or advisable to properly carry out the administration of this Plan.

ARTICLE IX
Amendment or Termination

9.1           Authority to Amend or Terminate Plan.  The Company intends this Plan to be permanent but reserves the right to amend or terminate this Plan when, in the sole opinion of the Company, such amendment or termination is advisable.  Any such amendment or termination shall be made in accordance with a resolution of the Board of Directors of the Company.

9.2           Limitations on Amendment and Termination Authority.  No amendment or termination of this Plan shall directly or indirectly (a) deprive any current or former Participant or Beneficiary of all or any portion of any Supplemental Retirement Benefit which commenced prior to the effective date of such amendment or termination or (b) reduce any Participant’s Unrestricted Benefit that had accrued as of such effective date.

ARTICLE X
Change In Control

10.1           Vesting.  Notwithstanding any provisions of the Plan to the contrary, if a Change in Control, as defined in Section 10.2, of the Corporation occurs, all Supplemental Retirement Benefits accrued as of the date of the Change in Control shall be fully vested and non-forfeitable.

10.2           Definition.  A “Change in Control” of the Corporation shall be deemed to have occurred if and as of such date that (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”)), other than any Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation or a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than one-third (⅓) of the then outstanding voting stock of the Corporation; or (ii) the consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least two-thirds (⅔) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the complete liquidation of the Corporation or the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets.

For purposes of this Section 10.2, “Board” shall mean the Board of Directors of the Corporation, and “Director” shall mean an individual who is a member of the Board.

ARTICLE XI
Claims Procedure

11.1           Procedure for Submitting a Claim for Benefits.  The following procedures shall apply with respect to claims for benefits under the Plan.

(a)
Any Participant or Beneficiary who believes he or she is entitled to receive a distribution under the Plan which he or she did not receive or that the amount calculated to be his or her Supplemental Retirement Benefit is inaccurate, may file a written claim signed by the Participant, Beneficiary or authorized representative with the Company’s Director - Compensation and Executive Benefits, specifying the basis for the claim.  The Director - Compensation and Executive Benefits shall provide a claimant with written or electronic notification of its determination on the claim within ninety days after such claim was filed; provided, however, if the Director - Compensation and Executive Benefits determines special circumstances require an extension of time for processing the claim, the claimant shall receive within the initial ninety-day period a written notice of the extension for a period of up to ninety days from the end of the initial ninety day period.  The extension notice shall indicate the special circumstances requiring the extension and the date by which the Plan expects to render the benefit determination.

(b)
If the Director - Compensation and Executive Benefits renders an adverse benefit determination under Section 11.1(a), the notification to the claimant shall set forth, in a manner calculated to be understood by the claimant:

(1)	The specific reasons for the denial of the claim;

(2)	Specific reference to the provisions of the Plan upon which the denial of the claim was based;

(3)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(4)
An explanation of the review procedure specified in Section 11.2, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA, following an adverse benefit determination on review.

11.2           Procedure for Appealing an Adverse Benefit Determination.  The following procedures shall apply with respect to the review on appeal of an adverse determination on a claim for benefits under the Plan.

(a)
Within sixty days after the receipt by the claimant of an adverse benefit determination, the claimant may appeal such denial by filing with the Committee a written request for a review of the claim.  If such an appeal is filed within the sixty day period, the Committee, or a duly appointed representative of the Committee, shall conduct a full and fair review of such claim that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The claimant shall be entitled to submit written comments, documents, records and other information relating to the claim for benefits and shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant’s claim for benefits.  If the claimant requests a hearing on the claim and the Committee concludes such a hearing is advisable and schedules such a hearing, the claimant shall have the opportunity to present the claimant’s case in person or by an authorized representative at such hearing.

(b)
The claimant shall be notified of the Committee’s benefit determination on review within sixty days after receipt of the claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the review.  If the Committee determines that such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty-day period.  Any such extension shall not exceed a period of sixty days from the end of the initial period. The extension notice shall indicate the special circumstances requiring the extension and the date by which the Plan expects to render the benefit determination.

(c)
The Committee shall provide a claimant with written or electronic notification of the Plan’s benefit determination on review.  The determination of the Committee shall be final and binding on all interested parties.  Any adverse benefit determination on review shall set forth, in a manner calculated to be understood by the claimant:

(1)	The specific reason(s) for the adverse determination;

(2)	Reference to the specific provisions of the Plan on which the determination was based;

(3)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and

(4)	A statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

ARTICLE XII
Miscellaneous

12.1           No Right of Employment.  Nothing in this Plan shall interfere with or limit in any way the right of any Associated Company to terminate any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Associated Company.

12.2           Incompetence.  In the event the Committee, in its sole discretion, shall find that a Participant, former Participant or Beneficiary is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, the Committee may direct that any payment due the Participant or the Beneficiary be paid, unless a prior claim shall have been made by a duly appointed legal representative, to the Participant’s Spouse, a child, a parent or other blood relative, or to a person with whom the Participant resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan and the Company and the Associated Company with respect to such Participant or Beneficiary.

12.3           Relationship with Retirement Plan.  Except as otherwise expressly provided herein, all terms, conditions and actuarial assumptions of the Retirement Plan applicable to benefits payable under the terms of the Retirement Plan shall also be applicable to the Supplemental Retirement Benefits paid under the terms of the Plan.

12.4           Unsecured General Creditor.  The Supplemental Retirement Benefits paid under the Plan shall not be funded, but shall constitute liabilities of the applicable Associated Company to be paid out of general corporate assets.  Nothing contained in the Plan shall constitute a guaranty by any of the Associated Companies or any other entity or person that the assets of a particular Associated Company will be sufficient to pay any benefit hereunder.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Associated Company.  For purposes of the payment of benefits under this Plan, any and all of an Associated Company’s assets shall be, and remain, the general, unrestricted assets of the Associated Company.  An Associated Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

12.5           Non-Assignability.  Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, transfer, alienate or convey in advance of actual receipt, the amounts, if any, payable under this Plan.  Such amounts payable, or any part thereof, and all rights to such amounts payable are not assignable and are not transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person.  Additionally, no part of any amounts payable shall, prior to actual payment, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise, except that if necessary to comply with a “qualified domestic relations order,” as defined in ERISA Section 206(d), pursuant to which a court has determined that a Spouse or former Spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee shall distribute the Spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such Spouse or former Spouse in accordance with the Participant’s election under this Plan as to the time and form of payment; provided, however, that the Spouse’s or former Spouse’s benefit will be subject to the automatic cash-out provisions of Section 6.7 as a separate benefit.

12.6           Captions.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.7           Governing Law.  The Plan shall be construed and administered according to the applicable provisions of ERISA and the laws of the State of Ohio.

12.8           Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan.  Instead, this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

12.9           Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

12.10         Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

American Electric Power Service Corporation
Attn: Executive Benefits
One Riverside Plaza
Columbus, Ohio 43215

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

12.11          Tax Withholding.  There shall be deducted from each payment made under this Plan or any other compensation payable to the Participant (or Beneficiary) all taxes that are required to be withheld by an Associated Company in respect to any payment under this Plan.  The Associated Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of such taxes.

IN WITNESS WHEREOF, the Company has caused this Plan to be signed by its authorized officer as of this 31st day of December, 2008.

AMERICAN ELECTRIC POWER
SERVICE CORPORATION

By: /s/ Genevieve A. Tuchow
Genevieve A. Tuchow,
Vice President – Human Resources